Consent of Independent Registered Public Accounting Firm

Intermountain Community Bancorp
Sandpoint, Idaho
We hereby consent to the incorporation by reference in the Registration Statement of our reports dated March 8, 2013, relating to the consolidated financial statements and the effectiveness of Intermountain Community Bancorp’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

BDO USA, LLP
Spokane, Washington
July 25, 2013